UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2006
Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S,	89109
Las Vegas, Nevada

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
SIGNATURES

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On January 16, 2006, the Registrant provided irrevocable notice to U.S. Bank National Association, as trustee (the “Trustee”), that it will redeem all $380,000,000 outstanding principal amount of its 10-3/4% Senior Subordinated Notes due 2009 (the “Notes”) pursuant to the optional redemption provision of the Indenture dated as of February 2, 2001, as subsequently amended, among the Registrant, as issuer, the Guarantors named therein and the Trustee. The Notes will be redeemed on February 15, 2006 at a redemption price of 105.375% of the principal amount, plus accrued and unpaid interest to the redemption date. The redemption will be funded through borrowings under the Registrant’s senior secured credit facilities. The redemption will result in a one-time charge for loss on early retirement of debt of approximately $26,200,000 on a pre-tax basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
January 17, 2006	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel